UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2013

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-281-6000
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))- 4 -

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, upon the opening of the Annual Meeting of Stockholders of EverBank Financial Corp (the “Company”) on May 23, 2013, Mr. Charles E. Commander, III, retired from the Company's Board of Directors, and the authorized number of directors was reduced from 14 to 13 members.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proxies for the Company's Annual Meeting of Stockholders were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board of Director's solicitation. At this meeting, the stockholders were requested to: (1) elect four nominees as directors of the Company, and (2) ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, all of which were described in the proxy statement. The following actions were taken by the Company's stockholders with respect to each of the foregoing items:

 Proposal 1-Election of Directors

All of the nominees for director were re-elected. With respect to each nominee, the total number of broker non-votes was 19,039,443. The table below sets forth the voting results for each director nominee.

Name	Votes For	Votes Withheld
Gerald S. Armstrong	89,854,017	530,595
Joseph D. Hinkel	89,853,126	531,486
Robert J. Mylod, Jr.	84,813,182	5,571,430
Russell B. Newton, III	89,784,374	600,238

Proposal 2-Ratification of Selection of Independent Registered Public Accounting Firm

The selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the Company's stockholders. The table below sets forth the voting results.

Proposal	Votes For	Votes Against	Abstentions
Ratification of Selection of Deloitte & Touche LLP	109,179,206	240,582	4,267

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp

	By:	/s/ Thomas A. Hajda
Name: Thomas A. Hajda
Title: Executive Vice President, General Counsel and Secretary
Dated: May 24, 2013